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                                                           EXHIBIT 99.A


KPMG Peat Marwick LLP [Letterhead]



                                                 July 26, 1995


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Suffolk Bancorp and, under the date of January 23, 1995, we reported on the consolidated financial statements of Suffolk Bancorp and Subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994. On June 26, 1995, our appointment as principal accountants was terminated. We have read Suffolk Bancorp's statement included under item 4(a) of its Form 8-K dated June 30, 1995, and we agree with such statments except that our opinion included an explanatory paragraph describing the adoption of new accounting principles and we are not in a position to agree or disagree with Suffolk Bancorp's statement that the decision to change accountants was recommended by the Audit
Committee of the Board of Directors and approved by the entire Board of Directors based upon such recommendation.


                                                 Very truly yours,

                                                 KPMG Peat Marwick LLP

                                             /S/ KPMG Peat Marwick LLP